Exhibit 99-1




                     Officer Termination
                    ---------------------


Letter Number:  252455770 - Thursday, May 06, 2004-1:04PM
File Number:    5770-5.6.2004
File Name:      Officer Termination
Subject:        Unauthorized activities


To:

VIA U.S. MAIL AND                  CC: VIA U.S. MAIL AND
FACSIMILE: (405) 321-1478          FACSIMILE: (270) 913-6292
-------------------------          -------------------------
Ron Tripp                          John J. Walsh
2304 N. Interstate Dr.             433 Cahaba River Parc
Norman, OK 73072-2942              Birmingham, AL 35243

VIA U.S. MAIL AND                  CC: VIA
FACSIMILE: (702) 869-1741          FACSIMILE: (213) 330-0239
-------------------------          -------------------------
Keith McAllister                   Ben F. Stanley
2217 Green Mountain Court
Las Vegas, Nevada 89135

VIA U.S. MAIL AND                  CC: VIA U.S. MAIL AND
FACSIMILE:(702) 933-4445           FACSIMILE:  (702) 933-4445
-------------------------          -------------------------
Michael Williams                   Charles H. McCrea, Jr.
5375 Procyon Street                3191 East Warm Springs Road
Las Vegas, NV 89118                Longford Plaza East, Building 13
                                   Las Vegas, Nevada 89120 - 3147
                                   For:
CC: VIA U.S. MAIL AND              Ron Tripp
FACSIMILE: (405) 842-4539          Keith McAllister
-------------------------          Michael Williams
Timothy D. Kline, OBA#5077
KLINE, KLINE, ELLIOTT,
CASTLEBERRY & BRYANT, P.C.
720 N. E. 63rd Street
Oklahoma City, Oklahoma 73105
Telephone:      (405) 848-4448
Tele-facsimile:  (405) 842-4539







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     Re:  Broadband Wireless International Corporation
     Officer Termination

Letter Number:    252455770-5.6.2004-03
File Name:        Termination
Subject:          Unauthorized activities

To:  Ron Tripp, President
     Keith McAllister, Vice-President
     Michael Williams, Vice-President

Dear Gentlemen,

I, Paul R. Harris, as CEO of Broadband Wireless
International Corporation and in keeping with my fiduciary duty to serve the best interests of the Shareholders of this corporation, hereby notify you of the termination of your daily duties as officers to this corporation.

Based upon the release of the unauthorized PR on May 4, 2004 that contained several material inaccuracies and attempted to repudiate certain contractual relationships that are corporate obligations. It is my judgment that this action exceeded your authority, was an unauthorized corporate activity, and was motivated solely by self-interest.

I have made this decision with a heavy heart, but only after careful review of the aforementioned actions, which has left me, only one possible path to follow and I do in my fiduciary capacity as caretaker of the corporation and the stockholder's trust. To be fair to all individuals effected by this decision, I am in the process of appointing a non biased, neutral and disinterested third party interim panel to evaluate any and all evidence and documentation gathered and compiled by a reputable Corporate Attorney and CPA firm, acting in the CPA and investigator, as they review the acts and operations of the current Corporate Officers and others for the past few years in respect to any and all dealings with and for this corporation.

You will be notified, in writing, of the findings of this panel and any remedies and/or actions said panel deems required and necessary commensurate of its finds in respect to applicable laws.


/s/ Paul R. Harris
------------------
Paul R. Harris
CEO
Broadband Wireless International Corporation
Office:   770-877-3445







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